Exhibit 77(q)(1)

                                    Exhibits

(a)(1) Certificate Evidencing Establishment and Designation of Classes of Shares dated June 20, 2003 to the Amended and Restate Declaration of Trust of ING VP Bond Portfolio filed herein.

(e)(1) First Amendment dated July 29, 2003 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and Aeltus Investment Management, Inc. filed herein.